Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 23, 2007, except for Note 9, as to which the date is October 5, 2007 relating to the financial statements of TranS1 Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers, LLP
Raleigh, North Carolina
October 17, 2007